EXHIBIT 10.15

CONFIDENTIAL
EXECUTION VERSION

ASSIGNMENT AGREEMENT OF PLANT VARIETY CERTIFICATES, PLANT BREEDERS' RIGHTS, MAINTENANCE RIGHTS AND REGISTRATION RIGHTS

This Assignment Agreement of Plant Variety Certificates, Plant Breeders' Rights, Maintenance Rights and Registration Rights (this "Agreement") is made as of the 31st day of December, 2014 (the "Effective Date"), by and among Pioneer Hi-Bred International, Inc., an Iowa corporation, with a principal place of business at 7100 NW 62nd Avenue, P.O. Box 1014, Johnston, Iowa 50131-1014, USA ("Seller"), Pioneer Overseas Corporation, an Iowa corporation, with a principal place of business at 7100 NW 62nd Avenue, P.O. Box 1014, Johnston, Iowa 50131-1014, USA ("POC" and, together with Seller, "Pioneer"), and S&W Seed Company, a Nevada corporation, with a principal place of business at 25552 South Butte Avenue, Five Points, California 93624 ("Buyer"). Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in that certain Asset Purchase and Sale Agreement dated as of December 19, 2014 by and between Seller and Buyer (the "APSA").

WHEREAS, Pioneer owns those plant variety certificates and/or plant breeders' rights specified on Exhibit A (collectively, the "Transferred PVPs");

WHEREAS, in connection with the Contemplated Transactions, Pioneer desires to assign to Buyer, and Buyer desires to accept from Pioneer, all of Pioneer's right, title and interest in and to the Transferred PVPs free and clear of Encumbrances (other than Permitted Encumbrances); and

WHEREAS, this Agreement is being executed and delivered by the parties pursuant to Section 5.1 of the APSA.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

ARTICLE 1. RIGHTS ASSIGNED TO ASSIGNEE

1.1 Pioneer hereby assigns, transfers and sets over unto Buyer, its successors and assigns, Pioneer's entire right, title, and interest in and to the Transferred PVPs, and all rights to sue for, to claim and to recover for all past, present and future infringement thereof; the same to be held and enjoyed by Buyer for its own use and benefit, to the full end of the term for which the Transferred PVPs are granted, as fully and entirely as the same would have been held by Pioneer had this assignment not been made. Pioneer hereby assigns, transfers and sets over unto Buyer, its successors and assigns, Pioneer's entire right, title, and interest in and to any priority rights resulting from any of the plant breeders' rights applications or plant variety certificates, and in and to the worldwide right to apply for and/or to hold and/or withdraw a grant of plant variety certificate in any Transferred PVP.

1.2 Pioneer will cooperate in executing appropriate documents reasonably requested by Buyer to complete formalities for perfecting the assignment and recording of the Transferred PVPs, including, without limitation, assignments from Pioneer substantially in the form of assignment of maintenance rights and inscription rights attached hereto in Schedules A and B, upon request of Buyer. Further, Pioneer agrees that, upon request and without further compensation, Pioneer and its employees, consultants, legal representatives, and its and their successors and/or assigns, will perform any and all lawful acts, including the execution of oaths, assignments, powers of attorney, and any and all other papers, which Buyer, its successors, assigns, and/or representatives shall reasonably consider necessary for vesting, perfecting, recording, or maintaining the title of Buyer, its successors and assigns, to said Transferred PVPs. All costs associated with the foregoing, including, but not limited to, all legalization and notarization costs, shall be borne by Buyer.

1.3 To the extent that any conflict exists between the terms of the forms of assignment in Schedules A and/or B and the terms of this Agreement, the terms of this Agreement shall control.

1.4 Warranties; Limitation on Liability.

(a) Nothing in this Agreement shall be construed as:

(i) a warranty or representation by Pioneer as to the validity or scope of any Transferred PVP;

(ii) a warranty or representation that the practice rights under the Transferred PVPs are, or will be, free from infringement of any patents or other intellectual property of third parties; or

(iii) any obligation on Pioneer to furnish any Know-How.

(b) EXCEPT AS SET FORTH IN THE APSA, PIONEER MAKES NO, AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL, EXPRESS OR IMPLIED WARRANTIES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT) WITH RESPECT TO THE TRANSFERRED PVPs OR THE DEVELOPMENT, USE, PRODUCTION, MANUFACTURE, MARKETING, DISTRIBUTION OR SALE OF PRODUCTS RELATED TO THE TRANSFERRED PVPs. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL PIONEER BE LIABLE TO BUYER OR ITS AFFILIATES FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS).

ARTICLE 2. DISPUTE RESOLUTION

2.1 In the event any dispute among the parties involving the Transferred PVPs cannot be solved by good faith discussions among the parties, such dispute arising out of or relating to a party's performance or non-performance under this Agreement, or the interpretations, validity or effectiveness of this Agreement, and any other provision of this Agreement, shall be resolved in accordance with Section 10.3 of the APSA.

2.2 This Agreement shall be governed by the substantive laws of the State of Delaware without regard to its conflicts of laws principles, and, except as otherwise provided herein, the State and Federal courts in the City of Wilmington, Delaware shall have exclusive jurisdiction over any Proceeding seeking to enforce any arbitration agreement or award. The parties hereto do hereby irrevocably (a) submit themselves to the personal jurisdiction of such courts, (b) agree to service of such courts' process upon them with respect to any such proceeding, (c) waive any objection to venue laid therein or based upon forum non conveniens and (d) consent to service of process by registered mail, return receipt requested in accordance with and at its address set forth in Section 10.2 of the APSA (as such address may be updated from time to time in accordance with the terms of Section 10.2 of the APSA).

2.3 EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT ALLOWED UNDER LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

ARTICLE 3. MISCELLANEOUS

3.1 Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants.

3.2 All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) upon written confirmation of receipt when sent by facsimile transmission or other electronic means; provided, that a hard copy is mailed by registered mail, return receipt requested promptly thereafter or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

If to Seller:

Pioneer Hi-Bred International, Inc.
Attention: President
DuPont Pioneer
7100 N.W. 62nd Avenue
P.O. Box 1014
Johnston, IA 50131-1014
Fax: (515) 535-7066

With a copy to:

Pioneer Hi-Bred International, Inc.
Attention: General Counsel
DuPont Pioneer
7250 N.W. 62nd Avenue
P.O. Box 1014
Johnston, IA 50131-1014
Fax: (515) 535-4844

If to POC:

Pioneer Overseas Corporation
Attention: President
DuPont Pioneer
7100 N.W. 62nd Avenue
P.O. Box 1014
Johnston, IA 50131-1014
Fax: (515) 535-7066

With a copy to:

Pioneer Overseas Corporation
Attention: General Counsel
DuPont Pioneer
7250 N.W. 62nd Avenue
P.O. Box 1014
Johnston, IA 50131-1014
Fax: (515) 535-4844

If to Buyer:

S&W Seed Company
1974 N. Gateway Blvd., Suite 104
Fresno, CA 93727
Fax: (559) 255-5457

3.3 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.4 This Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Unless otherwise expressly provided herein, nothing expressed or referred to in this Agreement shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This

Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

3.5 This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the APSA and other Transaction Documents) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Buyer and Pioneer. Any items listed, set forth, described or otherwise disclosed on or in any part of this Agreement, the Schedules or the Exhibits hereto shall be deemed listed, set forth, described and otherwise disclosed on or in all other parts of this Agreement, the Schedules or the Exhibits hereto.

3.6 The headings of Articles and Sections in this Agreement and the headings in the Schedules and Exhibits attached hereto are provided for convenience only and shall not affect its construction or interpretation. With respect to any reference made in this Agreement to a Section (or Article, clause or preamble), Exhibit, or Schedule, such reference shall be to the corresponding section (or article, clause or preamble) of, or the corresponding exhibit or schedule to, this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "including", "include" and "includes" do not limit the preceding words or terms and any list of words or terms following the words "including", "include" and "includes" is not an exhaustive list. Any reference to a specific "day" or to a period of time designated in "days" shall mean a calendar day or period of calendar days unless the day or period is expressly designated as being a Business Day or period of Business Days. The use of "or" is not intended to be exclusive unless expressly indicated otherwise. All amounts denominated in dollars or "$" in this Agreement are references to United States dollars unless expressly indicated otherwise. The parties hereto acknowledge and agree that (a) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

3.7 Notwithstanding any termination of this Agreement, the provisions of Articles 2 and 3 will survive the expiration or termination of this Agreement and will remain in effect.

3.8 This Agreement may be executed in any number of counterparts (including via facsimile or portable document format (PDF)), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

3.9 Neither the making nor the acceptance of this Agreement shall enlarge, restrict or otherwise alter or modify the terms of the APSA or constitute a waiver or release by Buyer or Seller of any liabilities, duties or obligations imposed upon any of them by the terms of the APSA. Pioneer makes no representations or warranties, express or implied, with respect to any of the Transferred PVPs, other than the representations and warranties expressly made by Pioneer in Section 1.4 and the APSA.

[Signature Page Follows]

CONFIDENTIAL
EXECUTION VERSION

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PIONEER HI-BRED INTERNATIONAL, INC.	S&W SEED COMPANY

By: _______________________________________	By: _________________________________________
Name: _____________________________________	Name:_________________________________________
Title: _____________________________________	Title: _________________________________________

PIONEER OVERSEAS CORPORATION

By: ___________________________________

Name: _________________________________

Title: ________________________________